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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68940 filed September 4, 2001 and all related amendments) of our report dated February 6, 2003 (except for Note 15, as to which the date is June 11, 2003), with respect to the consolidated financial statements of Simon Property Group, L.P. included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
June 11, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS